SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2010

HIGHLIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153575	26-1507527
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

215 South Riverside Drive, Suite 12
Cocoa,  Florida 32922
(Address of Principal Executive Offices) (Zip Code)

(321) 684-5721
(Issuer Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.01 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

Item 5.01 Change of Control of Registrant.

On June 3, 2010, Highlight Networks, Inc.’s (the “Company”) majority shareholders entered into a stock purchase agreement (the “Purchase Agreement”) with Infanto Holdings, Corp. (“Infanto”), pursuant to which, Infanto purchased: 500,000 shares of the Company’s issued and outstanding common stock from Perry D. West, the President and CEO of the Company; 500,000 shares of the Company’s issued and outstanding common stock from Taylor B. West, a shareholder of the Company; and 500,000 shares of the Company’s issued and outstanding common stock from Hee Joon Park, a shareholder of the Company. The total of 1,500,000 shares represents 99.9% of the Company’s outstanding common stock. Infanto paid a total of $50,000 to selling shareholders.

In connection with the change of control and pursuant to the Purchase Agreement, Perry D. West resigned as the Company’s President, Chief Executive Officer, and Director of the Company effective immediately. Anthony E. Lombardo was appointed as Director, President and Chief Executive Officer, and Damion D. Glushko was appointed as Director and Secretary effective immediately. See Item 5.02.

Item 5.02 Departure of Directors or Certain Officer: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)   Resignation of Director and Officer

On June 3, 2010, Perry D. West resigned as the Company’s President, Chief Executive Officer, and sole Director effective immediately. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(b)   Appointment of Directors and Officers

On June 3, 2010, the following persons were appointed as our officers and directors in connection with the change of control:

Name	Age	Position
Anthony E. Lombardo Damion D. Glushko	49 42	Director, President and Chief Executive Officer Director and Secretary

The business background descriptions of the newly appointed director and officer are as follows:

Anthony E. Lombardo, Director, President and CEO

From March 1998 to December 2002, Mr. Lombardo worked as a Program Manager for Hughes Aircraft in Arlington, Texas. He was the South Central Regional Manager for Training and Services with General Motors Corporation in Dallas, TX from January 2003 through March 2004. From April 2004 to July 2008 he was Operations Manager of Laqua’s 481 Chevrolet, an auto dealership in Fulton, NY. Mr. Lombardo was a consultant for Hendricks Motorsports in North Carolina from August 2008 through Jan 2010.

Damion D. Glushko, Director and Secretary

Mr. Glushko earned his real estate license in Florida in October 1999. He joined Prudential Real Estate from 2000 through 2002 where he earned the President’s Award in 2001. Mr. Glushko was with Century 21 Real Estate from 2002 through 2008 where he was in the Million Dollar Club for four consecutive years. In 2009, he became Property Manager for Sales and Rentals at Colony Park Mobile Home Village in Merritt Island, Florida.

(c) Family Relationships

There are no family relationships between the officers or directors of the Company.

(d) Employment Agreements of the Executive Officers

Currently, we have not entered into any employment agreements with our executive officers.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

	10.1	Stock Purchase Agreement dated as of June 3, 2010 among Infanto, the Company, Perry D. West, Taylor B. West and Hee Joon Park.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLIGHT NETWORKS, INC.

Date: June 9, 2010	By:	/s/ Anthony E. Lombardo
Anthony E. Lombardo
President and CEO

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